UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GP-Act III Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Additional Information about the Extension Meeting

On October 26, 2026, GP-Act III Acquisition Corp., a Cayman Islands exempted company (the “SPAC” or “Holdco”), filed with the SEC a definitive proxy statement dated October 26, 2026 (the “Extension Proxy Statement”), in connection with its extraordinary general meeting of shareholders to be held at 9:00 a.m. Eastern Time on November 12, 2026 (the “Extraordinary General Meeting”) to approve the Extension Amendment Proposal, the Trust Amendment Proposal and, if presented, the Adjournment Proposal (each as defined in the Extension Proxy Statement). The SPAC, its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the SPAC’s shareholders in connection with the Extraordinary General Meeting. Information about the directors and executive officers of the SPAC and their ownership is set forth in the SPAC’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026, the Extension Proxy Statement and its other filings with the SEC. Details concerning the proposals to be voted on at the Extraordinary General Meeting are included in the Extension Proxy Statement.

On November 3, 2026, the SPAC entered into a business combination agreement (the “Business Combination Agreement”) with Dronamics Group Limited (the “Company”). The SPAC filed a Current Report on Form 8-K with the SEC on November 4, 2026, describing the Business Combination Agreement and related matters, the text of which, excluding the exhibits thereto, is set forth below as definitive additional materials in connection with the Extraordinary General Meeting. No proposal relating to the Business Combination Agreement is being submitted for a vote at the Extraordinary General Meeting. The matters to be voted on remain the proposals described in the Extension Proxy Statement.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE SPAC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE EXTENSION PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPAC AND THE EXTRAORDINARY GENERAL MEETING AND THE MATTERS TO BE VOTED ON AT THE EXTRAORDINARY GENERAL MEETING.

Shareholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website (www.sec.gov) or by directing a request to the SPAC’s proxy solicitor, Sodali & Co., at gpat.info@investor.sodali.com.

Except as set forth herein, all other information in the Extension Proxy Statement remains unchanged. If you have previously submitted a proxy or tendered your shares for redemption in accordance with the procedures set forth in the Extension Proxy Statement and you do not wish to make any changes, you do not need to do anything further.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2026 (November 3, 2026)

GP-ACT III ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42046	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 430-4340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	GPAT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	GPATW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	GPATU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Business Combination Agreement

On November 3, 2026, GP-Act III Acquisition Corp., a Cayman Islands exempted company limited by shares (“Holdco”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Dronamics Group Limited, a private company limited by shares incorporated and registered in Ireland (the “Company”). Pursuant to the Business Combination Agreement, (i) GP-Act III Merger Sub, Inc., a Delaware corporation to be incorporated following the date of the Business Combination Agreement as a wholly owned subsidiary of Holdco (“Merger Sub”), will become a party to the Business Combination Agreement prior to the Closing (as defined below) and (ii) the Company will cause a Delaware corporation (“Newco”) to be incorporated following the date of the Business Combination Agreement solely for the purpose of consummating the Company Reorganization (as defined below), the Merger (as defined below) and the other Transactions (as defined below), and will cause Newco to become a party to the Business Combination Agreement pursuant to a joinder agreement (the “Newco Joinder”) promptly following its incorporation and in any event prior to the commencement of the Company Reorganization. Each of Holdco, Merger Sub, the Company and Newco will individually be referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not defined herein have the meanings ascribed to them in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, the Parties have agreed that, on the terms and subject to the conditions set forth in the Business Combination Agreement, (i) subject to receipt of the Holdco Shareholder Approval (as defined below), at least one business day prior to the Effective Time (as defined below), Holdco will de-register as an exempted company incorporated in the Cayman Islands and transfer by way of continuation to, and domesticate as a corporation under the laws of, the State of Delaware (the “Holdco Domestication”), (ii) prior to the Closing (as defined below), the Company will effect a reorganization pursuant to which, among other things, (A) the holders of shares in the capital of the Company (the “Company Shareholders” and such shares, the “Company Shares”) will transfer each Company Share held by them to Newco by way of a share-for-share exchange in consideration for the issue of one share of common stock of Newco (“Newco Stock”) for each Company Share so transferred, such that the Company will become a wholly owned subsidiary of Newco, (B) the Company will novate (or, solely to the extent novation is not available under the terms of the applicable instrument, assign) to Newco, and Newco will assume, the Company’s rights and obligations under the Company SAFEs (as so novated, the “Newco SAFEs”) and under the Company Convertible Notes the holders of which have consented to such assignment and assumption (as so assigned, the “Newco Convertible Notes”), and, subject to the terms of the Business Combination Agreement, the Legacy Notes (as defined below) and Strategic Investor Instruments (as defined in the Business Combination Agreement) will be treated in accordance with Section 3.3 thereof, (C) Newco will adopt an equity incentive plan and assume the Company Options, subject to the consent of the applicable optionholders (as so assumed, each, a “Newco Option”), (D) any shares of Newco Stock issued in connection with Newco’s formation will be surrendered and cancelled without consideration and (E) following the completion of the foregoing steps, the Company will elect to be treated as an entity disregarded from Newco for U.S. federal income tax purposes (collectively, the “Company Reorganization”) and (iii) on the Closing Date (as defined below), following the completion of the Holdco Domestication and the Company Reorganization, Merger Sub will merge with and into Newco (the “Merger” and, together with the Holdco Domestication, the Company Reorganization and the other transactions contemplated by the Business Combination Agreement, the “Transactions”), with Newco as the surviving entity and a wholly owned subsidiary of Holdco. It is also anticipated that, in connection with the Transactions, Holdco will change its name to “Dronamics Holdings, Inc.” (or another name as designated by the Company).

The Company and Newco may not complete the Company Reorganization until (i) the conditions to the Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing or that relate to the Company Reorganization), (ii) Holdco has delivered its pre-Closing certificate setting forth, among other things, the amount of Closing Date Cash (as defined in the Business Combination Agreement) and (iii) Holdco has confirmed to the Company in writing that it reasonably expects the Minimum Cash Condition (as defined below) to be satisfied at the Closing. The closing of the Transactions (the “Closing”) will take place on the date that is two business days after the first date on which all conditions to the Closing set forth in the Business Combination Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing), or at such other time as Holdco and the Company may mutually agree in writing (the date on which the Closing occurs, the “Closing Date”), and the Merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, or at such later time as may be agreed by Holdco and Newco and specified therein (the “Effective Time”). The Closing and the Effective Time will occur after the completion of the Holdco Domestication, the Holdco Conversion (as defined below) and the Company Reorganization, with at least two hours having elapsed between the completion of each of the foregoing and the Closing and the Effective Time.

The Parties intend that, for U.S. federal income tax purposes, each of the Holdco Domestication and the Company Reorganization will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (collectively, the “Intended Tax Treatments”).

Pursuant to the Holdco Domestication, (i) each then issued and outstanding Class A ordinary share, par value $0.0001 per share, of Holdco (the “Holdco Class A Ordinary Shares”) will convert automatically, on a one-for-one basis, into one share of common stock of Holdco (as domesticated, the “Domesticated Holdco Common Shares” and, together with the Holdco Class A Ordinary Shares prior to the Holdco Domestication, the “Holdco Common Shares”) and (ii) each then issued and outstanding warrant to purchase Holdco Class A Ordinary Shares (each, a “Holdco Warrant”) will convert automatically into a warrant to acquire Domesticated Holdco Common Shares on the terms and subject to the conditions of the agreement governing such Holdco Warrant (each, a “Domesticated Holdco Warrant” and such conversions, collectively, the “Holdco Conversion”). In connection with the Holdco Domestication, Holdco will adopt a certificate of incorporation and bylaws, each in a form mutually agreeable to Holdco and the Company.

In addition, following the Company Reorganization and immediately prior to the Effective Time, (i) each Newco SAFE will convert into shares of Newco Stock in accordance with the terms of the applicable SAFE agreement, whether or not the holder thereof has elected to receive a cash payment, and no cash will be payable in respect of any Newco SAFE, (ii) each Newco Convertible Note then outstanding (including the convertible notes in an aggregate principal amount of $2,500,000 issued by the Company on September 17, 2026 (the “2026 Convertible Notes”)) will convert into shares of Newco Stock in accordance with its terms and (iii) each Strategic Investor Instrument will convert into shares of Newco Stock or be terminated. As of the Effective Time, subject to the consent of the applicable optionholders, each Newco Option that is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Newco Stock and shall be substituted with an option to acquire Holdco Common Shares. The Company has also agreed to use reasonable best efforts to obtain, before the completion of the Company Reorganization, (a) an extraordinary resolution of the holders of the Company’s outstanding legacy convertible loan notes (the “Legacy Notes”) approving the novation of the Legacy Notes to Newco and their conversion into shares of Newco Stock (whether or not the Transactions constitute a liquidity event under the Legacy Notes), with holders of Legacy Notes entitled to elect to receive a cash payment for the amount owed under the Legacy Notes as set forth in the Company Disclosure Letter, and (b) the agreement of each holder of a Strategic Investor Instrument to the novation of such instrument to Newco or its conversion into shares of Newco Stock and the waiver or termination of any related cash, governance or consent rights. Any Company Convertible Note or Newco Convertible Note not so converted will be repaid in full at or before the Closing, and any Strategic Investor Instrument not so converted or terminated will be terminated at or prior to the Closing without liability to Holdco, Newco or the Company and without any increase in the Merger Consideration. The shares of Newco Stock issued upon such conversions will be converted in the Merger into the right to receive the applicable portion of the Merger Consideration (as defined below).

Pursuant to the Merger, each share of Newco Stock (including shares of Newco Stock issued upon the conversion of the Newco SAFEs, the Newco Convertible Notes, the Strategic Investor Instruments and the Legacy Notes, as applicable, immediately prior to the Effective Time) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined in the Business Combination Agreement)) will be converted into the right to receive a number of Holdco Common Shares equal to the quotient of (i) 40,000,000 Holdco Common Shares (the “Merger Consideration”) divided by (ii) the Aggregate Fully-Diluted Shares of Newco Stock (as defined in the Business Combination Agreement, and which includes shares of Newco Stock issuable upon exercise of outstanding Newco Options) (such quotient, the “Merger Consideration Per Fully-Diluted Share”), subject to equitable adjustment for any stock split, stock dividend, recapitalization or similar change with respect to the Holdco Common Shares occurring prior to the Effective Time (other than any issuance, conversion, redemption, cancellation or forfeiture of securities expressly contemplated by the Business Combination Agreement, including in connection with the Holdco Domestication, the Company Reorganization, the redemption of Holdco Common Shares or the PIPE Investment). Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of Newco as the surviving entity of the Merger.

In addition, pursuant to the Merger, each Newco Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be substituted with an option to acquire Holdco Common Shares (each, a “Replacement Option”) on the same terms and conditions (including with respect to vesting) as were applicable to such Newco Option, except that the number of Holdco Common Shares subject to, and the per share exercise price of, such Replacement Option will be adjusted by reference to the Merger Consideration Per Fully-Diluted Share.

The Business Combination Agreement and the Transactions have been approved by the board of directors of Holdco, and the board of directors of Holdco has determined to recommend that the shareholders of Holdco approve the Transaction Proposals (as defined in the Business Combination Agreement). The Business Combination Agreement and the Transactions have also been approved by the board of directors of the Company, which has resolved, subject to its fiduciary and statutory duties under the laws of Ireland, to recommend that the Company Shareholders vote in favor of the Company Reorganization.

Representations and Warranties

The Business Combination Agreement contains representations and warranties that are customary for transactions of this nature, including with respect to, among other things: corporate matters, including organization, existence and standing; capitalization; authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary agreements; no conflict; governmental approvals; board approvals; financial statements; litigation and compliance with laws; material contracts; taxes; intellectual property; permits; aviation regulatory matters; and, in the case of Holdco, SEC filings and the Trust Account. Newco will also make certain representations and warranties pursuant to the Newco Joinder.

Covenants

The Business Combination Agreement includes customary covenants of the Parties with respect to the operation of their respective businesses prior to the consummation of the Transactions. The Business Combination Agreement contains additional covenants of the Parties, including, among others: (i) covenants providing that Holdco and the Company will jointly prepare, and Holdco will file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement / prospectus, and that the Parties will cooperate with respect thereto (and any amendments and supplements thereto), (ii) a covenant of Holdco to convene a general meeting of its shareholders and to solicit proxies from its shareholders in favor of the Transaction Proposals, and for the board of directors of Holdco to recommend that Holdco’s shareholders approve the Transaction Proposals, (iii) covenants providing that the Company will obtain the Company Shareholder Approvals (as defined in the Business Combination Agreement) by unanimous written resolution of the Company Shareholders prior to implementing the Company Reorganization, and that Newco will obtain the approval of its stockholders, which may be obtained by written consent, prior to the Effective Time, (iv) covenants providing that the Company and Newco will take all actions necessary or advisable to implement and complete the Company Reorganization in accordance with the Business Combination Agreement, (v) covenants providing that the Company will cause Newco to be incorporated and to execute and deliver the Newco Joinder as promptly as reasonably practicable and that Newco will not engage in any business or operations other than those incidental to the Transactions, (vi) a covenant providing that the Company will cause each Principal Shareholder (as defined below) to execute and deliver a Transaction Support and Voting Agreement (as defined below) no later than thirty (30) days following the date of the Business Combination Agreement, (vii) a covenant providing that the Parties will use reasonable best efforts to obtain any required consents or approvals pursuant to any applicable antitrust laws, foreign direct investment regulations or other applicable legal requirements, (viii) covenants maintaining confidentiality and public announcements and other communications regarding the Business Combination Agreement and the transactions and other documents contemplated thereby and related matters, (ix) covenants providing that the Parties will not solicit, initiate, enter into or continue discussions, negotiations or transactions with respect to any alternative acquisition proposal or business combination proposal, subject to certain exceptions, (x) a covenant providing that Holdco will cause the Holdco Domestication to become effective at least one business day prior to the Effective Time, (xi) covenants providing that Holdco will use its reasonable best efforts to cause the Holdco Common Shares to be issued in connection with the Merger to be conditionally approved for listing on Nasdaq, (xii) covenants providing for the indemnification of, and the maintenance of directors’ and officers’ liability insurance for, the current and former directors and officers of the Company and Holdco, (xiii) a covenant providing that the Parties will take all necessary action to cause the board of directors of Holdco immediately following the Closing to consist of seven (7) directors, including (A) two (2) directors designated by GP-Act III Sponsor LLC (the “Sponsor”), (B) Svilen Rangelov and Konstantin Rangelov and (C) three (3) other individuals to be determined by the Company, (xiv) covenants providing that Holdco will adopt an employee stock purchase plan effective as of the Closing and, to the extent necessary, file a registration statement on Form S-8 with respect to the Holdco Common Shares subject to the Replacement Options and issuable under such employee stock purchase plan, (xv) covenants permitting Holdco and the Sponsor to seek any required extension of the deadline by which Holdco must complete its initial business combination (a “Holdco Extension”) and to enter into Non-Redemption Agreements (as defined below) in connection therewith, (xvi) covenants providing that Holdco will use its reasonable best efforts to obtain the PIPE Investment (as defined below), (xvii) covenants regarding the Intended Tax Treatments and (xviii) covenants with respect to Section 16 matters under the Securities Exchange Act of 1934, as amended.

Mutual Conditions to the Consummation of the Transactions

The consummation of the Transactions is subject to customary closing conditions, including, among others: (i) the approval by Holdco’s shareholders of any required Holdco Extension (the “Holdco Extension Approval”), (ii) the approval by Holdco’s shareholders of the Transaction Proposals (the “Holdco Shareholder Approval”), (iii) the Registration Statement having become effective under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order suspending its effectiveness having been issued and no proceedings for that purpose having been initiated or threatened by the SEC and not withdrawn, (iv) all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable antitrust and foreign investment laws having been made, the expiration or termination of any applicable waiting period thereunder and the receipt of all clearances, approvals and consents required thereunder, (v) the absence of any governmental order or law making the Transactions illegal or otherwise enjoining, preventing or prohibiting the consummation of the Transactions, and the absence of any pending legal proceeding by a governmental authority of competent jurisdiction seeking to restrain or prohibit the consummation of the Merger or any other Transaction, (vi) the Holdco Common Shares to be issued in connection with the Merger and the Domesticated Holdco Warrants having been conditionally approved for listing on Nasdaq, (vii) the completion of the Holdco Domestication and the Company Reorganization and (viii) the receipt of the Company Shareholder Approvals and the approval of the Business Combination Agreement and the Merger by the stockholders of Newco.

Holdco’s Conditions to the Consummation of the Transactions

The obligations of Holdco and Merger Sub to consummate the Transactions are also subject to, among other things, customary closing conditions, including no Company Material Adverse Effect having occurred, the receipt of the consents, approvals, authorizations and waivers required in connection with the Company Reorganization, the passing of the extraordinary resolution of the holders of the Legacy Notes described above (or the repayment or conversion of all Legacy Notes), the execution and delivery by Newco of the Newco Joinder, and the receipt of the agreements of each holder of a Strategic Investor Instrument described above.

The Company’s Conditions to the Consummation of the Transactions

The obligations of the Company and Newco to consummate the Transactions are also subject to, among other things customary closing conditions, including, without limitation: (i) the absence of any Holdco Material Adverse Effect and (ii) the Net Closing Date Cash being no less than $25,000,000 (the “Minimum Cash Condition”).

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by mutual written consent of Holdco and the Company and in certain other circumstances, including, among others: (a) by either Holdco or the Company (i) if any governmental authority of competent jurisdiction has issued a final, non-appealable order or law making the consummation of the Transactions illegal or otherwise prohibiting the consummation of the Transactions, (ii) if the Holdco Extension Approval, if applicable, or the Holdco Shareholder Approval is not obtained, (iii) if the Closing has not occurred on or before May 8, 2027, subject to certain exceptions, (iv) upon a breach of any representation, warranty, covenant or agreement of the other party such that the related closing conditions would not be satisfied, subject to a cure period, and (b) by Holdco if, within thirty (30) days following the date of the Business Combination Agreement, any Principal Shareholder (as defined below) has failed to execute and deliver a Transaction Support and Voting Agreement (as defined below).

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been provided to investors with information regarding its terms. It is not intended to provide any other factual information about Holdco or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to Holdco’s investors and security holders. Holdco’s investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Holdco’s public disclosures.

Related Agreements

Transaction Support and Voting Agreements

Pursuant to the Business Combination Agreement, promptly, and in any event no later than thirty (30) days following the date of the Business Combination Agreement, the Company will cause each of the Company Shareholders listed on Schedule A to the Business Combination Agreement (collectively, the “Principal Shareholders”) to execute and deliver to Holdco a transaction support and voting agreement (each, a “Transaction Support and Voting Agreement”). Pursuant to the Transaction Support and Voting Agreements, each Principal Shareholder will agree, severally and not jointly, among other things, (i) to vote (or procure the vote of) all Company Shares held by it in favor of the Company Reorganization, the Merger and the adoption of the Business Combination Agreement and the other applicable ancillary documents, and against any Acquisition Proposal (as defined in the Business Combination Agreement) and any other action that would reasonably be expected to impede, delay or adversely affect the Transactions, (ii) to execute all consents required under the Company’s existing shareholders’ agreement in connection with the Transactions, to waive certain rights thereunder and under the Company’s constitution, and to terminate such shareholders’ agreement effective immediately prior to the Effective Time and release claims thereunder, (iii) not to transfer any of its Company Shares prior to the earlier of the Closing and the termination of its Transaction Support and Voting Agreement, other than certain permitted transfers to transferees that agree to be bound by the Transaction Support and Voting Agreement, (iv) not to solicit any Acquisition Proposal and (v) not to exercise any dissenters’ or appraisal rights in connection with the Transactions. In addition, Holdco has agreed in the Transaction Support and Voting Agreements that a number of shares held by each Principal Shareholder sufficient to pay taxes arising from the Transactions will be exempt from the transfer restrictions under any lock-up agreement and will be registered for resale in connection with the Registration Statement, on terms to be set forth in a separate agreement to be negotiated prior to the Closing, and that Holdco will use commercially reasonable efforts to promote direct sales of such shares to private investors, subject to such efforts being commercially viable and not adversely affecting the PIPE Investment or any other primary issuance of securities by Holdco. Each Transaction Support and Voting Agreement will terminate upon the earliest of the Effective Time, the valid termination of the Business Combination Agreement, the written agreement of the parties thereto and, with respect to the applicable Principal Shareholder, certain amendments or waivers of the Business Combination Agreement that materially and adversely change the type or amount of consideration to be received by such Principal Shareholder without its consent.

The foregoing description of the Transaction Support and Voting Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the form of Transaction Support and Voting Agreement.

Subscription Agreements and PIPE Investment

Following the execution of the Business Combination Agreement and prior to the Closing, Holdco may enter into subscription agreements (the “Subscription Agreements”), in a form to be mutually agreed by Holdco and the Company, with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors are expected to agree to purchase Holdco Common Shares in a private placement or placements to be consummated substantially concurrently with or prior to the Closing (the “PIPE Investment”). Prior to the earlier of the Closing and the valid termination of the Business Combination Agreement, Holdco will use its reasonable best efforts to obtain the PIPE Investment, enforce the obligations of the PIPE Investors under the Subscription Agreements and consummate the purchases contemplated thereby, and the Company will cooperate with Holdco in connection therewith.

The closing of the PIPE Investment pursuant to the Subscription Agreements would take place prior to or substantially concurrently with the Closing and would be subject to customary closing conditions. The purpose of the PIPE Investment is to raise additional capital for use by the post-combination company following the Closing. Without the prior written consent of the Company, Holdco may not consummate the PIPE Investment if the Holdco Common Shares issued therein are priced below $10.00 per share or if the PIPE Investment includes warrants or other structural enhancements, except for incentives satisfied and borne solely by the Sponsor (including through the transfer or forfeiture of Founder Shares (as defined below)) that do not reduce the cash purchase price below $10.00 per share or reduce Closing Date Cash. Any equity or equity-linked financing of Holdco or the Company following the execution of the Business Combination Agreement will require the prior written consent of each of Holdco and the Company, subject to certain exceptions.

Non-Redemption Agreements

As previously disclosed in Holdco’s Current Reports on Form 8-K filed with the SEC on May 13, 2026 and May 14, 2026, in connection with the extension of the deadline by which Holdco must consummate its initial business combination approved at Holdco’s extraordinary general meeting of shareholders reconvened on May 12, 2026, Holdco and the Sponsor entered into non-redemption agreements on or about May 11, 2026 (the “Existing Non-Redemption Agreements”) with certain third-party shareholders of Holdco, pursuant to which such shareholders agreed not to redeem, and to vote in favor of such extension with respect to, an aggregate of 8,074,387 Holdco Class A Ordinary Shares, and the Sponsor agreed to transfer to such shareholders an aggregate of 403,720 Holdco Class A Ordinary Shares promptly following the closing of Holdco’s initial business combination. The Business Combination Agreement permits Holdco, the Sponsor and their respective affiliates to perform their obligations under the Existing Non-Redemption Agreements and to enter into additional non-redemption or similar agreements with Holdco’s shareholders in connection with any Holdco Extension, the Holdco Shareholder Approval or the Transactions (together with the Existing Non-Redemption Agreements, the “Non-Redemption Agreements”), provided that no additional Non-Redemption Agreement may impose any monetary obligation on the Company or its subsidiaries and any incentive or other consideration payable under any Non-Redemption Agreement will be borne solely by the Sponsor and will not reduce Closing Date Cash.

The foregoing description of the Existing Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Non-Redemption Agreement previously filed by Holdco with the SEC on May 13, 2026.

Sponsor Letter Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, the Sponsor, certain directors of Holdco (together with the Sponsor, the “Sponsor Parties”), Holdco and the Company entered into a sponsor letter agreement (the “Sponsor Letter Agreement”), to which Newco will become a party pursuant to a joinder agreement following its incorporation, pursuant to which the Sponsor Parties agreed, among other things, (i) to vote all of the Holdco securities held by them, including an aggregate of 7,187,500 Holdco Class A Ordinary Shares held by the Sponsor Parties (the “Founder Shares”), in favor of the Holdco Extension Approval and each of the Transaction Proposals and against any competing business combination proposal or other proposal that would reasonably be expected to prevent, materially impede or delay the Transactions, (ii) not to redeem any of their Holdco securities in connection with the Transactions or any Holdco Extension, (iii) not to transfer any of their Holdco securities prior to the earliest of the Closing, the valid termination of the Business Combination Agreement and the liquidation of Holdco, subject to certain permitted transfers, (iv) not to solicit or enter into any alternative business combination proposal, (v) to waive any anti-dilution or similar protection with respect to the Founder Shares arising from the Transactions, (vi) not to commence or participate in any action challenging the Business Combination Agreement or the Transactions, subject to certain exceptions, and (vii) to deliver at the Closing duly executed counterparts of the Amended and Restated Registration Rights Agreement (as defined below).

The Sponsor Letter Agreement further provides that, effective as of immediately following the Holdco Conversion and immediately prior to the Effective Time, and conditioned upon the Closing, 3,488,780 of the Founder Shares held by the Sponsor Parties (the “Forfeitable Founder Shares”) will be retained by the Sponsor Parties, forfeited or made subject to an earnout, depending on the amount of Closing Date Cash minus Holdco Transaction Expenses, increased by the gross cash proceeds funded to the Company under the 2026 Convertible Notes prior to the Closing and of any other financing funded by the Sponsor’s managing members or their affiliates following the execution of the Business Combination Agreement (“Adjusted NCDC”). The Forfeitable Founder Shares exclude (i) the 75,000 Founder Shares held by Holdco’s independent directors, (ii) the 3,220,000 Founder Shares attributable to the membership interests in the Sponsor of its non-managing members, (iii) the 403,720 Founder Shares to be transferred under the Existing Non-Redemption Agreements and (iv) any Founder Shares to be transferred under any additional non-redemption or financing arrangement. If Adjusted NCDC is $100,000,000 or more, all of the Forfeitable Founder Shares will be retained. If Adjusted NCDC is $25,000,000 or less, 25% of the Forfeitable Founder Shares will be retained, up to an additional 25% (scaling with Adjusted NCDC) will be subject to the earnout and the remainder will be forfeited, and if Adjusted NCDC is between those amounts, the treatment of the Forfeitable Founder Shares will scale on a straight-line basis. The Founder Shares subject to the earnout will vest if, within five years following the Closing, the volume-weighted average price of the Holdco Common Shares over any ninety (90) consecutive trading-day period exceeds $14.00 per share (or upon certain change of control transactions at or above such price), and will otherwise be forfeited. Prior to vesting, such earnout shares may not be transferred (subject to limited exceptions), will be voted in the same proportion as the other Holdco Common Shares and will not be entitled to receive dividends or distributions (which will be held and paid only upon vesting). The same treatment will apply to 475,000 of the 4,500,000 private placement warrants held by the Sponsor (the remaining 4,025,000 of which are attributable to the Sponsor’s non-managing members and are excluded), and private placement warrants subject to the earnout may not be exercised unless and until the vesting condition is satisfied.

The foregoing description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Letter Agreement.

Amended and Restated Registration Rights Agreement

Pursuant to the Business Combination Agreement, prior to or at the Closing, Holdco, the Sponsor, the Principal Shareholders and certain other shareholders of Newco are expected to enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, effective as of the Closing and subject to certain exceptions, (i) such shareholders of Newco will agree not to transfer the Merger Consideration received by them in connection with the Merger and (ii) the Sponsor will agree not to transfer the Founder Shares retained by it pursuant to the Sponsor Letter Agreement, in each case for a period of six (6) months following the Closing Date, subject to certain exceptions.

The form of the Amended and Restated Registration Rights Agreement will be mutually agreed by the parties thereto prior to the Closing.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Holdco Common Shares that may be issued in connection with the PIPE Investment will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of Holdco under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

On November 3, 2026, Holdco and the Company issued a joint press release announcing the execution of the Business Combination Agreement and the Transactions.

Additional Information about the Proposed Business Combination and Where to Find It

The proposed business combination will be submitted to shareholders of Holdco for their consideration. Holdco intends to file the Registration Statement with the SEC, which will include a preliminary proxy statement to be distributed to Holdco’s shareholders in connection with Holdco’s solicitation of proxies for the vote by Holdco’s shareholders in connection with the proposed business combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued in connection with the completion of the proposed business combination. After the Registration Statement has been filed and declared effective, Holdco will mail a definitive proxy statement / prospectus and other relevant documents to its shareholders as of the record date established for voting on the proposed business combination. In addition, in connection with the proposed extension of the date by which Holdco must consummate an initial business combination, Holdco filed with the SEC a definitive proxy statement on October 26, 2026 (the “Extension Proxy Statement”) relating to an extraordinary general meeting of Holdco’s shareholders to be held on November 12, 2026. Holdco’s shareholders and other interested persons are advised to read the Extension Proxy Statement and, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with Holdco’s solicitation of proxies for its general meeting of shareholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about Holdco, the Company and the proposed business combination. Shareholders may also obtain a copy of the Extension Proxy Statement and, once available, the preliminary or definitive proxy statement / prospectus, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by Holdco, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: GP-Act III Acquisition Corp., 300 Park Avenue, 2nd Floor, New York, New York 10022

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

Holdco, the Company and certain of their respective directors, executive officers and other members of management, employees and consultants may, under SEC rules, be deemed to be participants in the solicitations of proxies from Holdco’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Holdco’s shareholders in connection with the proposed business combination will be set forth in the proxy statement / prospectus when it is filed with the SEC. You can find more information about Holdco’s directors and executive officers in Holdco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026 (the “Annual Report”), and in the Extension Proxy Statement. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This communication relates to a potential financing through a private placement of Holdco Common Shares to be issued in connection with the proposed business combination. This communication shall not constitute a “solicitation” as defined in Section 14 of the Exchange Act.

Forward-Looking Statements

The information in this communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product development and commercialization plans, potential benefits of the proposed business combination and expectations related to the terms and timing of the proposed business combination. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s and Holdco’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company and Holdco. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: the failure to obtain the approval of Holdco’s shareholders for the proposed extension of the date by which Holdco must consummate an initial business combination; the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the inability to complete the proposed business combination, including due to the failure to obtain the approval of Holdco’s shareholders, to satisfy the Minimum Cash Condition or other conditions to the Closing or to complete the Company Reorganization; the amount of redemption requests made by Holdco’s public shareholders; the ability to obtain the PIPE Investment or other financing; the receipt of required regulatory approvals, including under applicable antitrust and foreign investment laws, and of aviation certifications and authorizations; the ability to obtain or maintain the listing of Holdco’s securities on Nasdaq following the proposed business combination; and those factors discussed in the Annual Report and in Holdco’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 under the heading “Risk Factors,” and other documents of Holdco filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Holdco nor the Company presently know or that Holdco and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Holdco’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Holdco and the Company anticipate that subsequent events and developments may cause Holdco’s or the Company’s assessments to change. However, while Holdco and the Company may elect to update these forward-looking statements at some point in the future, Holdco and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Holdco’s or the Company’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2026

GP-ACT III ACQUISITION CORP.

By:	/s/ Rodrigo Boscolo
Rodrigo Boscolo
Chief Financial Officer